Posting Supplement No. 48 dated November 29, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 360005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360005	$6,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360005. Member loan 360005 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gittleson Jewelers	Debt-to-income ratio:	15.62%
Length of employment:	10 years 4 months	Location:	Prairie Village, KS

Home town:	Kansas City
Current & past employers:	Gittleson Jewelers, Gittleson Jewelers
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

consolidate debt and home improvement

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,736.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360157

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360157	$15,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360157. Member loan 360157 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	General Dynamics Armament & Technical Products	Debt-to-income ratio:	22.43%
Length of employment:	1 year 2 months	Location:	Limington, ME

Home town:
Current & past employers:	General Dynamics Armament & Technical Products, National Semiconductor
Education:	Southern Maine Technical College

This borrower member posted the following loan description, which has not been verified:

I am requesting a $20,000 loan to pay for new roof and to consolidate bills. I cannot pay credit cards and pay for new roof. If consolidated I will be able to live comfortably instead of worrying about which bill I may forgo because of my new roof.The house is 8 years old- It received wind damage last year and I am doubtful that I can get Homeowners insurance to cover the expense. It started to leak last week when we had an electrican over to install a new bathroom fan. We discovered the dripping in the attic. It is 3 brd cape cod on 2.76 acres well kept house and lansdcaped. The house appraised last year @251,000. I have a great paying Job @ a Large employer in So. ME. I work 45- 50 hrs per week on salary with overtime I am an extremly hard working Professional cash strap. My truck loan is almost paid >12 more months which would free up additional cash 2010. I have a goal to become debt free from credit cards and auto loan within 3 years. I will then start investing once again.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,635.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360319	$3,250	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360319. Member loan 360319 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	South Pasadena Convalesent	Debt-to-income ratio:	24.34%
Length of employment:	3 years 2 months	Location:	Pasadena, CA

Home town:	Esperanza
Current & past employers:	South Pasadena Convalesent
Education:	California State University-Los Angeles (CSULA), Pasadena City College

This borrower member posted the following loan description, which has not been verified:

I lost my mother earlier in the year and had to take time off and fly myself, my daughter and two younger sisters home to see the family and take care of the funeral arrangements. Being the eldest I ended up taking care of everything. I charged some on my credit cards and borrowed the rest from friends. This loan will consolidate all the debt from that and some debt we had before. My husband pays the rent and all the big bills. They don't allow combined household income but with my husbands included we have an annual income of about 70K. Rent is only 950/mo and we can easily cover the monthly for this. BTW I have never been late on a bill and I always try to pay early.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,098.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360521

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360521	$10,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360521. Member loan 360521 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	University of GA	Debt-to-income ratio:	21.48%
Length of employment:	28 years	Location:	CARLTON, GA

Home town:	Carlton
Current & past employers:	University of GA
Education:	Athens Technical College

This borrower member posted the following loan description, which has not been verified:

I want to pay off some credit cards that I used for Christmas and realized too late that I had over charged.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,779.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362393

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362393	$13,300	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362393. Member loan 362393 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Pfizer, Inc.	Debt-to-income ratio:	8.93%
Length of employment:	7 years 6 months	Location:	Toronto, OH

Home town:	Steubenville
Current & past employers:	Pfizer, Inc.
Education:	Franciscan University of Steubenville, Mount Vernon Nazarene College

This borrower member posted the following loan description, which has not been verified:

Valley Weaponry LLC a tactical supply store located in Wintersville, Ohio is looking to increase its inventory. Currently, the business possesses $90,000.00 in firearms, ammunition, tactical equipment and cash. Business is increasing due to uncertainty surrounding the new presidential administration and its opinion regarding the 2nd amendment. The funds will be used to purchase new tactical protective vests that will be sold to local police departments. We anticipate selling the vests by the end of January 2009.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$126,302.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362523

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362523	$6,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362523. Member loan 362523 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	bank of new york mellon	Debt-to-income ratio:	10.60%
Length of employment:	4 years	Location:	ORLANDO, FL

Home town:	miami beach
Current & past employers:	bank of new york mellon
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I am looking for a personal loan of 5000.

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$1,878.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362732	$18,400	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362732. Member loan 362732 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	SAIC	Debt-to-income ratio:	14.38%
Length of employment:	4 years 7 months	Location:	Stephens City, VA

Home town:	Denver
Current & past employers:	SAIC, Electronic Data Systems
Education:	B.S. Finance at Colorado State University

This borrower member posted the following loan description, which has not been verified:

My goal is to pay off my credit cards and pay a lower interest rate overall. My combined credit card rates are about 18% in total. My wife and I combined make $147,000 a year. We have also never been late on any payments and have a clean credit record. We also have $5,000 in checking as a cushion to make sure that all of our bills are paid immediately. Thank you ~ Paul

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,969.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362863

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362863	$9,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362863. Member loan 362863 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	dennis kent	Debt-to-income ratio:	10.72%
Length of employment:	1 year 6 months	Location:	orland park, IL

Home town:	alytus
Current & past employers:	dennis kent, stevens restaurant
Education:	vilnius pedagogical university

This borrower member posted the following loan description, which has not been verified:

To catch up the better credit card rate,to increase my credit score.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,255.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 362937

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362937	$15,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362937. Member loan 362937 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Tecolote Research	Debt-to-income ratio:	11.58%
Length of employment:	3 years	Location:	Santa Barbara, CA

Home town:	Atwater
Current & past employers:	Tecolote Research, Paramount Farms, Sybron Dental Specialities, New Horizons Computer Learning Center
Education:	California State University-Fresno (CSU Fresno), AIU

This borrower member posted the following loan description, which has not been verified:

I bought a home last year in Arroyo Grande, CA. However a year later because of the high gas prices and 1.5 hour commute to work (Santa Barbara, CA), I decided to rent out the home in AG and rent a condo in Santa Barbara. I have several credit cards that I would like to consolidate and this loan would help pay off those credit cards.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,133.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363410

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363410	$17,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363410. Member loan 363410 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	RBC Bank	Debt-to-income ratio:	3.91%
Length of employment:	2 years	Location:	DECATUR, AL

Home town:	Fort Payne
Current & past employers:	RBC Bank
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

We bought a bigger house for our family over the summer. Our old house is under contract to close next week. We owe about $17,000 more than what we are going to sell it for so we need this loan to cover the difference. We have been paying the 15 year loan payment on the old house ($1400/month) while also paying our new mortgage payment so the monthly payment on this new loan will be easy for us to make. I make about $120,000/year. My wife is a homemaker for our 3 kids. My DTI ratio is about 30%, including mortgage payment and the new loan payment. I've never had any late payments, collections, etc. I work for a bank so I understand the importance of maintaining an excellent credit history. Please ask any questions if you would like to know anything else.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,892.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363420

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363420	$25,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363420. Member loan 363420 was requested on November 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,749 / month
Current employer:	Vision Oil, Inc.	Debt-to-income ratio:	8.31%
Length of employment:	11 years 9 months	Location:	Salem, OR

Home town:
Current & past employers:	Vision Oil, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A brief description of our business: At Einstein?s Oilery we?re reinventing extraordinary service. This means bringing back the outstanding service our customers expect and deserve. We aim to revolutionize the automotive industry by providing an unparalleled customer experience and adhering to the highest standards of professionalism and integrity. We believe servicing your vehicle should be enjoyable rather than a chore and that you should always leave with the utmost confidence that the job was performed right. To that end we invite our customers to remain in their vehicles and watch our technicians at work on our in service TV monitors. If they prefer our patrons can also relax with a free cup of Starbucks and a newspaper or surf the web with free wireless Internet. Einstein?s Oilery is both socially and environmentally responsible, recycling all our used oil and other fluids. We?re also committed to investing in our neighborhoods and beyond through community outreach and service programs including youth sports activities, local schools, and poverty relief around the world. Einstein's owners are industry veterans possessing a cumulative 20+ years of experience in the automotive industry. To find out more about us please visit our website at www.einsteinsoilery.com We opened our first Einstein's location in November of 2007 and will reach 600k in sales in our first year of business. We attained profitability four months after opening our doors. We expect to increase sales at our first location by 20-30% in 2009. We are also planning to open our second location early in 2009. The purpose of this loan is to purchase equipment and point of sale computers for our new store which is currently under construction.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,210.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363457

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363457	$20,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363457. Member loan 363457 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	The A-List	Debt-to-income ratio:	8.42%
Length of employment:	2 years 8 months	Location:	Northfield, MN

Home town:	New Delhi
Current & past employers:	The A-List, Lawson Software, Kenexa, Peopleclick, United Health Group Inc.
Education:	University of Arkansas at Fayetteville, Xavier Labor Relations Institute, Delhi University

This borrower member posted the following loan description, which has not been verified:

This loan covers our liquidity needs for the next 3 months and support our business growth. The A-List (www.theAList.biz) is a staffing services provider with clients nationwide. We currently have contracts that will deliver about $30000 in revenue over the next 3 months. These are guaranteed payments - our business model is to collect half the fee for recruitment work up front and the remaining half when a hire is made. That can occur in weeks or sometimes over 2 - 3 months. However, these are not contingency fees - we do not accept any work where payment is not guaranteed in full. Our clients are all stable, mid-size companies. Clients find us a very attractive solution, even in the current economic climate, because we offer the most cost effective recruiting available. Copies of the contracts can be provided if verification is required.

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	74
Revolving Credit Balance:	$94,699.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363672	$15,500	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363672. Member loan 363672 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Marchex	Debt-to-income ratio:	12.99%
Length of employment:	2 months	Location:	Seattle, WA

Home town:	Seattle
Current & past employers:	Marchex, Volt Info. Sciences
Education:	Walla Walla College

This borrower member posted the following loan description, which has not been verified:

We have a home improvement project - an addition of a basement to the house, that is near completion. From the original intended scope the project has grown. Two of the most notably changes are safety - flood prevention and an additional room. The project is under permit (of Seattle, WA BLD). The completion of the project will add an estimated 800 SQ FT to the house (adding to the value of the house). Three key problems have interfered with financial budget on the project, which has (and is) directly impacted timely completion of the project: 1. Last November (2007) Washington State had a significant rain event, which set back this project, both time and money. 2. With the crunch going on, our house has decreased in value by approximately 20%, making conventional re-financing non-viable at this time. The outstanding loans on the house exceed the value of the house, based on square footage prior to completion of the project. 3. Recently one of our primary lenders (credit card) reduced the amount of credit available. The money will go for the following: 1. Purchase of bathtub to go in the basement. This is required as any bathtub will not fit ?down the stairs?, and must be placed into the basement before completion of the last wall. 2. Equipment, supplies and labor needed for the final slab. Notes: This money will ONLY be used for the bathtub and final slab issues, not for general construction, for previous expenses or plumbing. The rain in November 2007 came at the worst possible time. The ?flood? problem stems from the neighbors house which drained a significant amount of water onto our property, and directly into the basement. This problem is permanently addressed; details are available as how this will never impact the dwelling again, including the changes made. The house is NOT located on a flood plain, and as such cannot ?flood? in the conventional sense ? that is the wood part of the structure can NEVER flood. This incident happen due to runoff from the neighbors house (roof). Full details are available. A MS Project file has been created to help with the final phase of the construction, and is available. Expected budget is available. Photo?s of the construction, and the current state of the construction are available. The building permit is viewable online, we have lived in the area for all of our lives, we have owned this house for seven years. She has been employed at the same location for over 20 years. The owners of the facility has changed several times but she has been there the entire time, he has been employed as a contract employee in the tech industry for over 18 years. Thought we are ?extended? at this time, completion of the project will allow us to pay down the credit cards (improving our credit score) rather than paying for the supplies and labor to work on the house.

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	21
Revolving Credit Balance:	$240,630.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363701	$15,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363701. Member loan 363701 was requested on November 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	ams realty	Debt-to-income ratio:	19.83%
Length of employment:	23 years 8 months	Location:	brooklyn, NY

Home town:
Current & past employers:	ams realty
Education:

This borrower member posted the following loan description, which has not been verified:

pay 6 credit card only 1 payment monthly

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	41
Revolving Credit Balance:	$52,639.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363779

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363779	$3,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363779. Member loan 363779 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ibm corporation	Debt-to-income ratio:	8.66%
Length of employment:	8 years	Location:	jersey city, NJ

Home town:
Current & past employers:	ibm corporation
Education:

This borrower member posted the following loan description, which has not been verified:

moving to alanta ga goten a job position there and needed help with finances to find an apartment and moving expenses

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,617.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 363811

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363811	$20,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363811. Member loan 363811 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Hospice of Santa Cruz County	Debt-to-income ratio:	2.92%
Length of employment:	5 years 4 months	Location:	Aptos, CA

Home town:	Detroit
Current & past employers:	Hospice of Santa Cruz County, Santa Cruz Community Counseling Center, Hewlett-Packard
Education:	Western Michigan University, BA, University of Michigan, MA, University of California, Berkeley, MBA

This borrower member posted the following loan description, which has not been verified:

Want to do a kitchen remodel. Debt on house is less by 40-60K than value. HELOC not available because of 35% equity ratio required at this time. Cash flow for debt repayment not a problem. Credit score over 800. Debt ratio 28% Have been approved for bank loan (Wells Fargo) for $25K at 13.8%. Want a better rate.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,236.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363852	$6,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363852. Member loan 363852 was requested on November 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,732 / month
Current employer:	Henderson State University	Debt-to-income ratio:	22.78%
Length of employment:	24 years 11 months	Location:	Arkadelphia, AR

Home town:	Gurdon
Current & past employers:	Henderson State University, United States Air Force
Education:	Henderson State University, Community College of the Air Force (CCAF), Mississippi Gulf Coast Community College

This borrower member posted the following loan description, which has not been verified:

I would like to borrow enough money to pay off my higher interest credit cards and cancel the accounts.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,270.00	Public Records On File:	1
Revolving Line Utilization:	97.30%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363859	$7,750	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363859. Member loan 363859 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Pacific Waterjet Cutting Inc.	Debt-to-income ratio:	23.12%
Length of employment:	6 years 8 months	Location:	Chico, CA

Home town:	Visalia
Current & past employers:	Pacific Waterjet Cutting Inc., California Storage Construction
Education:	Butte College

This borrower member posted the following loan description, which has not been verified:

I would like to use this loan to consolidate my debt in one monthly payment and also get a better interest rate. All of my credit cards have 21% APR or above so any rate below that would be great. I am a full time production manager at a manufacturing plant and have been employed there for the past six years. I am very hard work and responsible with my finances. I have never been late or delinquent on any payment and I plan to pay this loan off as soon as possible. Thanks for your consideration. - Todd

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,333.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 363933

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363933	$20,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363933. Member loan 363933 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.96%
Length of employment:	20 years 11 months	Location:	Joliet, IL

Home town:	Harvey
Current & past employers:	Self Employed, AM-PM, Woodland California, Macy's Inc.
Education:	University of California-Davis (UC Davis), NIU

This borrower member posted the following loan description, which has not been verified:

I currently pay $950 a month rent in a condo with an additional payment each month for gas, electric, water and garbage pick up. It just makes sense to buy and pay less on a loan each month than I already pay in rent. In addition to working for myself, I hold a job with an answering service working 30 hours a week on the midnight shift. I stay busy with work and volunteer services. My volunteer services are very important to me. In the forefront is my work with Senior Citizens followed closely by my work with the Chicago AIDS Foundation. In 1986, I lost one of my brother to AIDS and can still remember the ignorance that was attached to the illness at that time. Red banner across the door stating "hazardous waste", doctors performing his examinations in "space suits", nurses refusing to answer his buzzer (out of unspoken fear) and the overall inhumanity of how we treat each other at times. I want to change that for victims in all walks of life. I should mention, it took me a long time to get off the renting carousel. I will be 50!! years old December 8Th and hope to be making an offer on a home by then. I do not just want a house, I want a home for myself and my Chihuahua (Puck). He (Puck) is 10 pounds of joy. Before I got him a year ago, I made fun of people with there dogs - woman calling them self mommy when calling their pets to them or buying them clothes. Well, Puck now has two winter sweaters, a small cow bell so I can locate him when he runs off into the bushes at the dog park, and I have heard myself utter the phrase "come to mommy" more time than "sit" "stay" or "bad boy." I decided to add more about myself to try to flesh out who it is asking for a loan. I always pay my bills and simply want to start moving forward in my personal quest for home ownership. I think I've allowed that part of my life to become stagnant and it needs a kick in the butt. Thank you for taking the time to view my application.

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$507.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 364029

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364029	$10,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364029. Member loan 364029 was requested on November 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	rr donnelley	Debt-to-income ratio:	21.58%
Length of employment:	26 years 2 months	Location:	clinton, IL

Home town:
Current & past employers:	rr donnelley
Education:

This borrower member posted the following loan description, which has not been verified:

looking for competitive loan on hot tub

A credit bureau reported the following information about this borrower member on November 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,420.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364075	$10,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364075. Member loan 364075 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Protective Life Corporation	Debt-to-income ratio:	16.52%
Length of employment:	2 years	Location:	BIRMINGHAM, AL

Home town:	Cullman
Current & past employers:	Protective Life Corporation, Ernst & Young, LLP
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

I have approximately $10,000 in credit card debt from college and would like to consolidate to make one monthly payment and lower my interest rate. I anticipate paying the loan back within less than 2 years.

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,121.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364089

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364089	$12,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364089. Member loan 364089 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	DTS	Debt-to-income ratio:	4.29%
Length of employment:	3 months	Location:	walnut, CA

Home town:	Cleveland
Current & past employers:	DTS, Foxconn
Education:

This borrower member posted the following loan description, which has not been verified:

I am seeking a reasonable low interest loan to consolidate credit card debt

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,273.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364203

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364203	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364203. Member loan 364203 was requested on November 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Aurora Biofuels	Debt-to-income ratio:	13.95%
Length of employment:	1 year 7 months	Location:	Alameda, CA

Home town:	Duesseldorf
Current & past employers:	Aurora Biofuels, University of Melbourne, Carnegie Institution of Washington/Stanford University
Education:	University of Duesseldorf, University of Konstanz

This borrower member posted the following loan description, which has not been verified:

The funds will be used to acquire inventory for our online yoga supply store (www.myogashop.com) and to provide working capital as needed. Currently our inventory is purchased through middle wholesale companies, but we would like to begin purchasing directly from the manufacturers, thus allowing for a larger profit margin. In order to accomplish this, we will need to meet these manufacturer?s minimum order requirements.

A credit bureau reported the following information about this borrower member on November 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,175.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364254

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364254	$14,800	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364254. Member loan 364254 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Versus	Debt-to-income ratio:	5.52%
Length of employment:	2 years	Location:	New Canaan, CT

Home town:	stamford
Current & past employers:	Versus
Education:	Franklin Pierce College

This borrower member posted the following loan description, which has not been verified:

My father needs to buy a truck. He's been in business for more than 30 years.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,943.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364256

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364256	$12,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364256. Member loan 364256 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	mariners landing golf	Debt-to-income ratio:	21.03%
Length of employment:	1 year	Location:	collinsville, VA

Home town:	danville
Current & past employers:	mariners landing golf, lynwood golf &country club
Education:	Patrick Henry Community College

This borrower member posted the following loan description, which has not been verified:

I am a golf professional who owns his own merchandise shop, i have owned the shop for 9 months and sales have been good despite the economy. I am aquiring this loan to build my business. I need more equipment for the high demand of cutsom club fitting. If you can help me it would be greatly apreciated.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,273.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364280

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364280	$10,800	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364280. Member loan 364280 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,274 / month
Current employer:	Memorial Sloan-Kettering Cancer Center	Debt-to-income ratio:	5.53%
Length of employment:	2 years 2 months	Location:	Bronx, NY

Home town:
Current & past employers:	Memorial Sloan-Kettering Cancer Center
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

A loan to consolidate several balances owned on credit cards, accumulated over the past few years. My goal is to combine my payments into one low payment, in order to alleviate the stress of having to juggle several payments, while worrying about paying costs associated with my current healthcare needs, not covered by insurances. My husband and I would also like to purchase a house in the near future, and we would like to eliminate the majority of our debt, in order to get better financing.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,922.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364291

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364291	$20,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364291. Member loan 364291 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	WKYC-TV INC.	Debt-to-income ratio:	18.19%
Length of employment:	16 years	Location:	CLEVELAND, OH

Home town:	Geneva
Current & past employers:	WKYC-TV INC.
Education:	Lakeland Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan in order to pay off high interest credit cards and get out of debt faster. I have no problem making my payments, but because of high interest rates, it's almost impossible to pay down the balances.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,282.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364302	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364302. Member loan 364302 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	PHILIP MORRIS	Debt-to-income ratio:	11.06%
Length of employment:	31 years	Location:	RICHMOND, VA

Home town:	Richmond
Current & past employers:	PHILIP MORRIS
Education:	OHIO INSTITUTE OF TECHNOLOGY (1975/76)

This borrower member posted the following loan description, which has not been verified:

Trying to purchase 2001 Honda Accord. Price $7995.00, I have $2000.00 down payment. My banks will not loan for a car over five years, and with over 70,000 miles. I pay bills on time, but have a lot of credit. I have grossed $130,000.00 so far this year. Need help.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,125.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364317

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364317	$10,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364317. Member loan 364317 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Danik MedSpa	Debt-to-income ratio:	4.33%
Length of employment:	4 years	Location:	sunrise, FL

Home town:	Pembroke Pines
Current & past employers:	Danik MedSpa
Education:	fiu

This borrower member posted the following loan description, which has not been verified:

I have a Medical Spa in south Florida and i work with working class people and i need to inject some money to my business to keep helping patients with them needs on medical treatments

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,069.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364327

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364327	$15,900	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364327. Member loan 364327 was requested on November 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	ING DIRECT	Debt-to-income ratio:	3.52%
Length of employment:	12 years	Location:	WHITTIER, CA

Home town:	Los Angeles
Current & past employers:	ING DIRECT
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to payoff my credit cards that I used to pay for my wedding.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,122.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364340	$7,350	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364340. Member loan 364340 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Aliso Electric	Debt-to-income ratio:	22.72%
Length of employment:	6 years	Location:	HUNTINGTON BEACH, CA

Home town:	Huntington Beach
Current & past employers:	Aliso Electric, American Family Insurance Group
Education:	Golden West College

This borrower member posted the following loan description, which has not been verified:

To pay off all of my current credit cards and have a little extra to put in savings.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,785.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364344	$13,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364344. Member loan 364344 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Longaro & Clarke, L.P.	Debt-to-income ratio:	10.60%
Length of employment:	2 years 4 months	Location:	Dripping Springs, TX

Home town:	Alexandria
Current & past employers:	Longaro & Clarke, L.P., Pate Engineers
Education:	University of Texas at Austin School of Law

This borrower member posted the following loan description, which has not been verified:

I have a Bank of America Gold Option Loan which has become a Lead Option Loan.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,640.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364362

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364362	$2,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364362. Member loan 364362 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,509 / month
Current employer:	Paulding County School System	Debt-to-income ratio:	23.88%
Length of employment:	4 months	Location:	ACWORTH, GA

Home town:	Pittsfield
Current & past employers:	Paulding County School System, Goffstown School District, NH
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Paying off truck lease

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$634.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364420

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364420	$4,800	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364420. Member loan 364420 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Flowserve	Debt-to-income ratio:	13.81%
Length of employment:	7 years 5 months	Location:	long beach, CA

Home town:	Long Beach
Current & past employers:	Flowserve
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

Have outstanding loan of about $5000@30% interest. Monthly payment of $320.00

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,034.00	Public Records On File:	1
Revolving Line Utilization:	45.40%	Months Since Last Record:	62
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364448

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364448	$9,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364448. Member loan 364448 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	American Tax Funding	Debt-to-income ratio:	13.63%
Length of employment:	8 years	Location:	Royal Palm Beach, FL

Home town:	Laurel
Current & past employers:	American Tax Funding
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

I would like a loan to pay for the franchise fee for a franchise publication that I would like to purchase. This is the amount to purchase two editions.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	74
Revolving Credit Balance:	$51,664.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364451

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364451	$5,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364451. Member loan 364451 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,700 / month
Current employer:	U.S. Bank	Debt-to-income ratio:	17.03%
Length of employment:	1 year 4 months	Location:	Cincinnati, OH

Home town:
Current & past employers:	U.S. Bank, Hamilton County Administrative Services
Education:	Ohio University

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan because I am trying to lower my credit card so I can start saving up some money. I graduated college two years ago and have had my current job for about a year and a half. I just moved home, (so no rent/bills- thanks mom and dad!) and I don't have a whole lot of other expenses. With some frugal months I could have this paid off, but I am getting married in about ten months and have been slammed with deposits, and a big dental bill for $3,000, virtually eliminating my savings. My parents are paying for the "big stuff" for the wedding, but I have been picking up the deposits. So, I am not in any way concerned with having to pay a few hundred dollars a month, I just would like to not be paying that high interest rate and would like to be saving some money on my end. No credit card debt with a steady amount at a lower interest rate is what I am hoping for. A monthly payment would be easily managed.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$7,837.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364453

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364453	$20,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364453. Member loan 364453 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	ww grainger	Debt-to-income ratio:	13.14%
Length of employment:	8 years	Location:	HOMESTEAD, FL

Home town:	homestead
Current & past employers:	ww grainger
Education:	BACHELOR'S DEGREE fiu

This borrower member posted the following loan description, which has not been verified:

I am consolidating debt because of recent expenses that I have encurred. I have a great job, and I dont want to keep paying revolving credit lenders. My goal is to get out of debt as soon as possible.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,757.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364454

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364454	$9,600	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364454. Member loan 364454 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	ameriprise financial	Debt-to-income ratio:	3.67%
Length of employment:	40 years	Location:	edina, MN

Home town:	South St Paul
Current & past employers:	ameriprise financial
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

paying for trip to south korea

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,631.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364487

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364487	$15,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364487. Member loan 364487 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,358 / month
Current employer:	SIGAL Construction	Debt-to-income ratio:	11.13%
Length of employment:	6 months	Location:	ASHBURN, VA

Home town:	Glenwood
Current & past employers:	SIGAL Construction, Mayhood Company
Education:	VCU

This borrower member posted the following loan description, which has not been verified:

I currently have about $15,000 in credit card debt and would like to be able to secure a fixed rate loan to lower my monthly payments and pay off the debt at a faster rate. In today's economy, having a lower overall monthly payment is essential to the well being of my financial situation and family.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	70
Revolving Credit Balance:	$9,935.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364490

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364490	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364490. Member loan 364490 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	gilbertson precast	Debt-to-income ratio:	21.18%
Length of employment:	26 years 4 months	Location:	oak grove, MN

Home town:	mlps
Current & past employers:	gilbertson precast
Education:

This borrower member posted the following loan description, which has not been verified:

our company has been in business since 1946 but this is the first winter we need to look for some money to help get us thru the winter months we are a manufactoring company that makes septic tanks for both resident and commercial and the winter months the ground is frozen so we don't have sales.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	56
Revolving Credit Balance:	$38,417.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364532

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364532	$17,525	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364532. Member loan 364532 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,650 / month
Current employer:	Milpitas Police Department	Debt-to-income ratio:	15.72%
Length of employment:	11 years 9 months	Location:	Mountain House, CA

Home town:	Rio Piedras
Current & past employers:	Milpitas Police Department, San Mateo County, American Medical Response
Education:	University of California San Francisco

This borrower member posted the following loan description, which has not been verified:

I plan on paying off my AMEX and Discover cards with high interest rates so that I can pay this debt off. I will need to refinance my home soon and the debt I have in revolving credit has me way too tight, I need to pay it off.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	52	Months Since Last Delinquency:	10
Revolving Credit Balance:	$37,008.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364550

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364550	$6,400	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364550. Member loan 364550 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	First National Bank	Debt-to-income ratio:	19.03%
Length of employment:	3 years 1 month	Location:	Greeley, CO

Home town:	Kansas City
Current & past employers:	First National Bank, Continuum Health Management
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

To pay off 3 credit cards and consolidate to have one monthly bill at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,871.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364557

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364557	$3,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364557. Member loan 364557 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,777 / month
Current employer:	Freedom Newspapers of Southwestern Arizona	Debt-to-income ratio:	2.57%
Length of employment:	5 years 2 months	Location:	Yuma, AZ

Home town:	Cheverly
Current & past employers:	Freedom Newspapers of Southwestern Arizona, The Gallery of Family Hair Designers
Education:

This borrower member posted the following loan description, which has not been verified:

My family has a great opportunity to move from Arizona to Mississippi for better job opportunities. While we would like to take this opportunity, the cost of moving is much steeper than what we have available to us right now.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,864.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364574

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364574	$12,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364574. Member loan 364574 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,700 / month
Current employer:	The North Face	Debt-to-income ratio:	3.67%
Length of employment:	2 years 8 months	Location:	Alameda, CA

Home town:	Easton
Current & past employers:	The North Face, Nestle USA, Inc,
Education:	Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I've consolidated into one. I'd like to refinance the remaining debt to get a better rate so I can pay them off sooner.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,495.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364583	$18,200	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364583. Member loan 364583 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Melco Embroidery Systems	Debt-to-income ratio:	18.83%
Length of employment:	1 year	Location:	Lakewood, CO

Home town:	Denver
Current & past employers:	Melco Embroidery Systems, Local Value Magazine, SP Richards, FedEx Corporation
Education:	Platt College-Aurora

This borrower member posted the following loan description, which has not been verified:

This money will be used solely for the purpose of eliminating high interest rate credit card debt quickly. I've been carrying this debt for a number of years, but seem to be unable to pay it down in a reasonable period of time, due to the increasing interest rate. I've always paid on time, and always applied a significant amount towards the principle, but the outrageous interest rate makes it very difficult to pay down. I have absolute confidence in my ability to pay down a loan of this amount quickly, at a reasonable interest rate. I have a stable, well paying job, and I supplement my income with additional freelance work, which I do from home. I have many financial goals that I'd like to achieve, that simply aren't possible under this looming debt. Elimination of this debt within three years is possible with this solution, which opens up a number of possibilities for me financially.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,526.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364585

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364585	$3,200	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364585. Member loan 364585 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,120 / month
Current employer:	K2M, inc.	Debt-to-income ratio:	17.18%
Length of employment:	1 year 6 months	Location:	Culpeper, VA

Home town:	Culpeper
Current & past employers:	K2M, inc., American Red Cross
Education:

This borrower member posted the following loan description, which has not been verified:

This would be a loan to payoff Capital One and 24 percent interest. I've been making min payments - and of course, falling more behind. This would enable me to pay off this card and cancel it once and for all.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,548.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364587

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364587	$16,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364587. Member loan 364587 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Midwest Insurance	Debt-to-income ratio:	7.77%
Length of employment:	2 years	Location:	West Sacramento, CA

Home town:	West Sacramento
Current & past employers:	Midwest Insurance, FirstComp Insurance
Education:	California State University - Sacramento

This borrower member posted the following loan description, which has not been verified:

Hello, Thanks for looking at my loan request. I am obtaining this loan to assist in paying down my auto loan so I can sell the vehicle. I now have a company car with my job so my personal vehicle is no longer needed. Unfortunately, when I bought the vehicle last year, I rolled over about $6,000 in negative equity from my previous car. The vehicle I purchased is a Dodge Nitro (SUV) and as unfortunate as it is, domestic vehicles don't hold value at all (especially with gas consuming SUV's) and it has quite a few miles on it for being as new as it is since I drove it for work with my previous company. Needless to say, I won't get the full KBB value for the vehicle. I own a home and have a very good paying job. My base salary is $77,500 and my bonus each month is between $2,500 - $6,500 (never less than $2,500) with an annual income well over $100,000. My mortgage is $2,000 but it is split evenly with my fiancee' and have very minimal credit card debt. Most of the credit card debt I have is because I front the money for my company (expenses such as lunch and dinner with clients, gas, etc) and am reimbursed for it at the beginning of the month. The personal credit card debt I currently have is for purchases for the house since I bought it last year and I pay it off every month for the most part. I have a buyer for the car now, I just need to pay down the loan when we complete the transaction so the pink slip can transfer between lenders. I am selling the vehicle for $12,500 and I owe $24,500 on it. I need to fix the quarter panel on the vehicle which will cost about $2,500 from a hit and run accident I was a victim of. Once I sell the car, I will get out of my car payment as well as the insurance. My expenses will be as follows: $1,000 mortgage $600 - this loan $150 - Student Loan $500 - miscellaneous expenses I take home over $4500 a month or so for the most part so this is well within my budget. This loan will be a focus to pay off first. I had a loan with prosper in the past and paid it off early. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	75
Revolving Credit Balance:	$4,923.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364594

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364594	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364594. Member loan 364594 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Sun Microsystems	Debt-to-income ratio:	4.16%
Length of employment:	10 years 7 months	Location:	Superior, CO

Home town:	La Porte City
Current & past employers:	Sun Microsystems
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off & close a credit card account that recently raised my interest rate, despite my excellent credit history. I have paid my bills 100% on time throughout my adult life. However, in today's credit environment it has become increasingly difficult to obtain favorable terms through traditional lenders. Therefore, I am excited to give Lending Club a try.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,331.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364646

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364646	$19,500	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364646. Member loan 364646 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,042 / month
Current employer:	Ryder Transportation	Debt-to-income ratio:	14.57%
Length of employment:	1 year 7 months	Location:	New Bedford, MA

Home town:	New Bedford
Current & past employers:	Ryder Transportation, Werner Enterprises, King Information Systems, Garelick Farms
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate outstanding credit card and loan debt. Make one somewhat smaller monthly payment. Increase savings budget amount monthly.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$15,563.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364670

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364670	$9,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364670. Member loan 364670 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,333 / month
Current employer:	retired	Debt-to-income ratio:	12.30%
Length of employment:	n/a	Location:	Glendale, AZ

Home town:
Current & past employers:	retired, Honeywell International Inc.
Education:	glendale community college

This borrower member posted the following loan description, which has not been verified:

Daughter unable to get student loan to complete her schooling. Want to help her pay off her current debts so she will just have to concentrate on her student loans when she finishes and gets a job. Also, daughter will be coming from australia for first time in 17 years and will get to meet grandchildren for first time and would like to make it a happy occasion for them to remember

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,679.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364698

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364698	$20,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364698. Member loan 364698 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Tommy's	Debt-to-income ratio:	5.82%
Length of employment:	20 years	Location:	Lake Jackson, TX

Home town:	wichita fall
Current & past employers:	Tommy's
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to put a new kitchen in.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,556.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364710	$10,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364710. Member loan 364710 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Super Products, Inc.	Debt-to-income ratio:	9.51%
Length of employment:	2 years 4 months	Location:	Hillsborough, NJ

Home town:	Fremont
Current & past employers:	Super Products, Inc.
Education:	Chabot College, University of California-Davis (UC Davis), Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

to consolidate credit card debt and pay at a better rate

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,534.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364719	$7,200	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364719. Member loan 364719 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	GAITS / ASAP LLC	Debt-to-income ratio:	11.36%
Length of employment:	1 year 6 months	Location:	BELEN, NM

Home town:	Rock Springs
Current & past employers:	GAITS / ASAP LLC, US Air Force
Education:	TUI University

This borrower member posted the following loan description, which has not been verified:

I need this money to cover the down payment and additional expenses of a bariatric surgical procedure my wife is having.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	32
Revolving Credit Balance:	$737.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364732	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364732. Member loan 364732 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,917 / month
Current employer:	Rapp	Debt-to-income ratio:	8.53%
Length of employment:	7 months	Location:	Venice, CA

Home town:	Fort Wayne
Current & past employers:	Rapp, Digitas, Castro McMahon, Magaical Elves
Education:	Indiana University-Bloomington, Purdue University-Main Campus, Columbia College Chicago

This borrower member posted the following loan description, which has not been verified:

Consolidate credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,457.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364740

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364740	$12,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364740. Member loan 364740 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Holiday Inn	Debt-to-income ratio:	4.95%
Length of employment:	6 years	Location:	DALLAS, TX

Home town:	Dallas
Current & past employers:	Holiday Inn
Education:	17 hours short of graduation from University of North Texas

This borrower member posted the following loan description, which has not been verified:

In an effort to consolidate my current debt, I am requesting a loan. This loan will reduce my current APR that I have with my current revolving credit accounts. By concolidating these debts, I will also reduce my monthly payments enabling me to pay off more toward this loan and pay it back in advance of the scheduled terms.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	17
Revolving Credit Balance:	$12,379.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364747

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364747	$10,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364747. Member loan 364747 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Boston College	Debt-to-income ratio:	2.88%
Length of employment:	20 years	Location:	WEST ROXBURY, MA

Home town:	Boston
Current & past employers:	Boston College
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

We need the loan to do some home improvement projects for the winter

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,123.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364748	$5,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364748. Member loan 364748 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,933 / month
Current employer:	NVT Digital	Debt-to-income ratio:	17.76%
Length of employment:	4 years	Location:	SANTA ANA, CA

Home town:	Pikeville
Current & past employers:	NVT Digital, Ruby Tuesday's
Education:	Sullivan University

This borrower member posted the following loan description, which has not been verified:

For the updating of kitchen and bathroom and the purchase of furnature.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,747.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364753

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364753	$16,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364753. Member loan 364753 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Abby Bella Dance Studio	Debt-to-income ratio:	21.82%
Length of employment:	1 year	Location:	Scottsdale, AZ

Home town:	Sydney
Current & past employers:	Abby Bella Dance Studio, Society of St Vincent de Paul, Teresa Paul Daie, CPA, PC
Education:	Arizona State University, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

Loan needed to increase sales of dance classes through advertising. Our studio dance class sales have been increasing each month, we have added dancewear and gift cards but need more exposure. A production company has produced two television commercials and need the additional funding to run the commercial on local cable channels. We also have several newspaper ads running and need addtional funds to keep those running.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	23
Revolving Credit Balance:	$22,252.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364755

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364755	$10,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364755. Member loan 364755 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	SOMERSET SURGICAL CENTER	Debt-to-income ratio:	13.32%
Length of employment:	5 years 2 months	Location:	SOMERVILLE, NJ

Home town:	ILOILO CITY
Current & past employers:	SOMERSET SURGICAL CENTER
Education:	UNIVERSITY OF ILOILO

This borrower member posted the following loan description, which has not been verified:

I HAVE CREDIT CARD DEBT FROM AMEX BLUE @ 10.76%,, NEVER BEEN LATE AND IM PAYING $500.00-700.00. EVERY MONTH, I CANT GET AHEAD BECAUSE OF THE ACCOUNT PROTECTION FEE AND PERIODIC FINANCIAL CHARGE THAT TOTALS TO $ 200.00 MONTHLY. MY CREDIT SCORE LAST TIME I CHECKED 760+++ ON THREE CREDIT REPORTING COMPANY. MAY WONDER WHY I GOT INTO THIS MESS, MY OLD MAN HAD A MEDICAL EMERGENCY TWO YEARS AGO THAT I HAVE NO CHOICE BUT HELP. HOPE YOU CAN HELP ME OUT OF THIS MESS.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,411.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364764

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364764	$12,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364764. Member loan 364764 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Nike Inc	Debt-to-income ratio:	22.29%
Length of employment:	4 years 4 months	Location:	Aliso Viejo, CA

Home town:
Current & past employers:	Nike Inc, GAP, Home Base, Baskin Robbins
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my debt into one payment each month. I have over 700+ credit and have never been late on anything.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,900.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364767	$12,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364767. Member loan 364767 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Bass Pro Shops	Debt-to-income ratio:	24.75%
Length of employment:	3 months	Location:	Springfield, MO

Home town:	vienna
Current & past employers:	Bass Pro Shops, Great Clips
Education:

This borrower member posted the following loan description, which has not been verified:

i have some high interest rates and want to consolidate

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	16
Revolving Credit Balance:	$57,072.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364769

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364769	$15,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364769. Member loan 364769 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	U.S. Army	Debt-to-income ratio:	13.56%
Length of employment:	16 years 9 months	Location:	Falls Church, VA

Home town:	Portland
Current & past employers:	U.S. Army
Education:	George Mason University, University of Maine

This borrower member posted the following loan description, which has not been verified:

I need $15,000 to retain the services of a well-qualified attorney who works in family law. I am a divorced father who shares joint legal custody for two daughters who are ages 6 and 9. I'm also an active duty major in the U.S. Army and a recent MBA graduate from George Mason University. I need to retain the services of a skilled lawyer to litigate for more favorable visitation terms, as I'll explain. My girls have their primary residence with their mother (my ex) 1,000 miles away. I fly out to see them every 6 weeks during the school year, and they visit me for two three-week periods during the summer. My girls originally accompanied my ex to Missouri when she mobilized with the U.S. Army Reserve. I lost the injunction to keep them with me in Northern Virginia during the period of mobilization. My ex's argument was that, while mobilized, her job would be that of a classroom instructor, and having the girls accompany her would preserve the status quo (she was a stay-at-home mom before our divorce). The judge agreed. My ex has since demobilized, but has elected to make Missouri her permanent home. That means there's been a material change in circumstance, so I've filed a motion to secure an enduring custody & visitation agreement. My chief goal is to expand summer visitation to 8 continuous weeks so I can get the girls into activities near my home and do all the daddy/daughter things I miss out on during the rest of the year. I'm also going to challenge my ex on her attempts at parental alienation. I am a career Army officer; I'll be promoted to lieutenant colonel in February, so my future income is assured.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,024.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364773

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364773	$10,500	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364773. Member loan 364773 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,208 / month
Current employer:	Boeing	Debt-to-income ratio:	19.01%
Length of employment:	3 months	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	Boeing, US Air Force
Education:	Colorado Technical University

This borrower member posted the following loan description, which has not been verified:

I have two credit card payments that i need to consolidate into one payment so the total balance can be paid quicker with a lower interest rate. I have recently been hired for a good job and will be using any extra money to help to pay down my debt.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	55
Revolving Credit Balance:	$16,390.00	Public Records On File:	1
Revolving Line Utilization:	89.60%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364782

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364782	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364782. Member loan 364782 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Weir Floway, Inc.	Debt-to-income ratio:	3.89%
Length of employment:	3 months	Location:	Fresno, CA

Home town:
Current & past employers:	Weir Floway, Inc., Healthcomp TPA, Ossur Americas, Inc., Valeant Pharmaceuticals Int'l
Education:	UC Irvine

This borrower member posted the following loan description, which has not been verified:

I'm tired of paying a high interest rate. I calculated how much I've paid in interest over the past 2 years and it's astronomical.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	16
Revolving Credit Balance:	$301.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364794	$12,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364794. Member loan 364794 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Integris Baptist Medical Center	Debt-to-income ratio:	11.25%
Length of employment:	6 years	Location:	okc, OK

Home town:	Austin
Current & past employers:	Integris Baptist Medical Center
Education:	Oklahoma Baptist University

This borrower member posted the following loan description, which has not been verified:

My goal is to pull my credit cards and personal loans together into one easy payment, with a lower payment than my credit cards. My goal is to have this paid off quickly- no longer than 3 years, but no prepayment penalty should all go even better than expected.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,816.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 364805

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364805	$20,475	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364805. Member loan 364805 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	General Dynamics Land Systems	Debt-to-income ratio:	9.48%
Length of employment:	6 years	Location:	SAINT MARYS, OH

Home town:	Lima
Current & past employers:	General Dynamics Land Systems, United States Marine Corps
Education:	James A Rhodes State College, Wright State University-Lake Campus

This borrower member posted the following loan description, which has not been verified:

This loan will be to consolidate nine different lines of credit, credit cards, and an auto loan. This loan would be used to shorten the process of paying of all of my households accumulated debt, so that my family only has a traditional mortgage to pay for.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$14,066.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364839	$25,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364839. Member loan 364839 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Zakroff & Associates	Debt-to-income ratio:	12.49%
Length of employment:	35 years	Location:	Bethesda, MD

Home town:
Current & past employers:	Zakroff & Associates
Education:	American University, Washington College of Law, University of Maryland-College Park, Temple University

This borrower member posted the following loan description, which has not been verified:

I would be able to use the loan to pay down my credit card obligations relative to the business

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1970	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	12
Revolving Credit Balance:	$227,618.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364840

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364840	$23,400	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364840. Member loan 364840 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,812 / month
Current employer:	Missouri Credit Union	Debt-to-income ratio:	16.23%
Length of employment:	1 year	Location:	Jefferson City, MO

Home town:	Westphalia
Current & past employers:	Missouri Credit Union, Premier Bank
Education:	William Woods University & Lincoln University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my Commerce Bank Credit Card with a balance of $11,200 (approx) and my Bank of America Personal Loan with a balance of $12,150 (approx). I am currently paying high interest rates on these loans. I'd like to get a lower interest rate and lower term so I can pay these off in a lesser amount of time. The reason for these two debts was to cover expenses while I was going threw my divorce. The house was awarded to me when the divorce was final because my husband and I built the house on my family farm. I tried holding onto the house as long as could for the fact that I was going to have to sell it to someone outside of the family. I was barely making ends meet. Then several events happened that put me in a bind. I ended up paying for these costs with my credit card. At that point, I made the decision to sell my house. My father was devastated, but he understood. I simply could not afford it and I was not looking for any charity money to help me out. Now, I have both feet on the ground again and I want to pay the debt that I accumulated through the tough time I had in my life. I'm ready for a clean slate and this is my first step in doing so while still keeping my credit in tact.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	10
Revolving Credit Balance:	$19,559.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364845

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364845	$23,500	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364845. Member loan 364845 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,875 / month
Current employer:	NEXUS VENTURES LLC	Debt-to-income ratio:	21.29%
Length of employment:	2 years 2 months	Location:	LONG BEACH, CA

Home town:	BOSTON
Current & past employers:	NEXUS VENTURES LLC, REAL TACO INC
Education:	Harvard University

This borrower member posted the following loan description, which has not been verified:

The reason for this loan is to consolidate my 3 personal loans: $1,817 (28.99%), $7,026 (20.62%) & $11,018 (20.99%) and one credit card: $5,052 (25.99). My current total payment for the 4 debts is $941. Therefore, I want to consolidate and save in just one low payment, of course with better interest rate with Lending Club.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	41
Revolving Credit Balance:	$8,373.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364847

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364847	$25,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364847. Member loan 364847 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	APX Home Security	Debt-to-income ratio:	14.88%
Length of employment:	7 months	Location:	McKinney, TX

Home town:	El Paso
Current & past employers:	APX Home Security, ADC
Education:	University of Texas at El Paso, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

We are requesting this loan to buy the equipment for a restaurant that will be located at 740 S. Greenville Ave. Allen TX 75002, where a pior franchise (Wings-To-Go) was operating. The space is set up as a restaurant meaning that we only need equipment to start this profitable restaurant concept. We established one in Canutillo TX four years ago in which the average household income is $20,000 and the business is selling $40,000/month. Also another member of the family established the same concept in Phoenix AZ seven years ago and his sales are $240,000-260,000 per month. The average household income at this Phoenix location is $55,000. The concept that has been working succesfully for the last six years both in El Paso TX, and Phoenix AZ, is a combination of original mexican subs, ice cream and fruit drinks. Our recipes are unique, brought directly from our personal hometown in Mexico. All of our products are made from scratch, including our bread, drinks, fruit popsicles and ice cream. The location of our interest in Allen TX, not only is the best area in the Dallas/Fort Worth metroplex for the restaurant business, it is one of the best in the nation. In that area stands an average household income of $77,000 within 3 miles and $120,000 within 5 miles. This is a good opportunity to establish this future prosperous restaurant in a location that has an average of 102,000 traffic count per day. We have experience in the restaurant business, we both completed college education in Business Administration and Accounting, and will be managing the daily operations.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,162.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364853

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364853	$20,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364853. Member loan 364853 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,894 / month
Current employer:	US Air Force	Debt-to-income ratio:	0.22%
Length of employment:	7 years 6 months	Location:	Alabaster, AL

Home town:	Birmingham
Current & past employers:	US Air Force
Education:	US Air Force Academy

This borrower member posted the following loan description, which has not been verified:

This loan will be used to rehab investment properties in Birmingham, Alabama. I purchased the first property with cash and will use the money from this loan to refurbish it. My family owns four other properties in the same neighborhood and right now there are some terrific values out there. My father owns a large residential construction firm in Birmingham and he provides the rehab expertise - I'm providing the money. After this property is rented, it will be refinanced and I will use the cash out of the refinance to purchase and rehab another. I've spoken to bankers in Birmingham and have been assured that with my income (>$80,000), credit scores (>750), and debt-to-income ratio (I have no debt besides a small mortgage) I will qualify for refinancing with no problem. Until the properties are refinanced I will repay this loan from my income (my wife also works and makes over $35,000). There are a lot of attractive properties on the market right now - it's definitely time to buy. Thank you for your interest.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364870

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364870	$14,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364870. Member loan 364870 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Club One	Debt-to-income ratio:	21.76%
Length of employment:	4 years	Location:	SAN JOSE, CA

Home town:	Nakorn Si Tammarat
Current & past employers:	Club One, Ayoma Life Spa
Education:	Fasion Institute of Technology

This borrower member posted the following loan description, which has not been verified:

The loan will be used to pay off Credit Card Debts. I have 2 credit card debts with high interest rates. I have been punctual in paying them off much higher than the monthly minimum. I want to pay off the debts within 2-3 years at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,291.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364878	$11,200	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364878. Member loan 364878 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$29,167 / month
Current employer:	noelle child design	Debt-to-income ratio:	9.43%
Length of employment:	8 years	Location:	gallatin gateway, MT

Home town:	cedar rapids
Current & past employers:	noelle child design
Education:	Montana State University-Bozeman

This borrower member posted the following loan description, which has not been verified:

consolidate credit card and medical bills

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$228,727.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364897

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364897	$23,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364897. Member loan 364897 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Wharton Funeral Home	Debt-to-income ratio:	18.56%
Length of employment:	2 years 10 months	Location:	Wharton, TX

Home town:	Wharton
Current & past employers:	Wharton Funeral Home, Wharton Nursing and Rehab, Pizza Hut
Education:	Blinn College, Commenwealth Institute of Funeral Service, Wharton Junior College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to pay off the high interest credit cards. My wife and I have cut up all but 2 of our credit cards. We make our monthly payments and try to pay extra, but do not seem to get anywhere. We would like this loan to pay them off for good. We pay our monthly payments on time. We have a few late payments, but those are rare and have usually been a mistake. We are looking for a solution. We have a mortgage and car loans. We have always paid them on time. Our jobs are very secure in this turblent time and the chance for lay off or "Down Sizing" is non existant

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	67
Revolving Credit Balance:	$16,232.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364909

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364909	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364909. Member loan 364909 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	T-Mobile USA	Debt-to-income ratio:	14.77%
Length of employment:	11 months	Location:	Clawson, MI

Home town:	Vilnius
Current & past employers:	T-Mobile USA, Baltica Kitchen & Bath
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

Hello! I am experiencing the cruel world of college financial aid. I have applied for Federal financial aid, but due to some errors, will not be receiving it for at least another month or two. In the meantime, the semester is almost over and I need to pay for it before I can register for the next one. My university does not accept Visa as a form of payment (although MasterCard, Discover, and American Express are just fine), which leaves me in a bit of a bind (all I have is Visa). I used Lending Club to pay for my wedding a few months ago, and paid that loan off promptly. All I need is a bridge loan to pay my back tuition until my federal aid comes through. Your help is greatly appreciated. Thanks for investing in me!

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$7,443.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364919	$20,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364919. Member loan 364919 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Innovative Senior Care	Debt-to-income ratio:	18.56%
Length of employment:	6 months	Location:	Parrish, FL

Home town:	Dover Foxcroft
Current & past employers:	Innovative Senior Care, Florida Institute for Neurologic Rehabilitation
Education:	Quinnipiac University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate some debt into one monthly payment. The debt is mostly credit cards that I would like to pay off and just have one payment to a lending agency.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,661.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364922

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364922	$12,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364922. Member loan 364922 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self-Employed	Debt-to-income ratio:	6.88%
Length of employment:	2 years 8 months	Location:	New York, NY

Home town:
Current & past employers:	Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to consolidate my credit card debt that I incurred during college. I used two credit cards to pay for college expenses and now would like to consolidate that debt into one consistent payment with a lower rate. I am currently employed, financially stable, and have always handled my finances responsibly.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364931

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364931	$7,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364931. Member loan 364931 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	SPBD Consulting	Debt-to-income ratio:	8.74%
Length of employment:	2 years	Location:	Astoria, NY

Home town:	Belgrade
Current & past employers:	SPBD Consulting, Devix Corporation
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to pay off 2 of my credit cards and make one monthly payment to pay off.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	24
Revolving Credit Balance:	$20,248.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364937

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364937	$5,500	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364937. Member loan 364937 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Carnival Cruise Lines	Debt-to-income ratio:	20.45%
Length of employment:	3 years 2 months	Location:	Miami, FL

Home town:	Queens
Current & past employers:	Carnival Cruise Lines, Circuit City
Education:	UTI

This borrower member posted the following loan description, which has not been verified:

I am looking to request $8000 loan to consolidate my current credi cards and auto loan. What i want to do is pay off my credit card as well as the difference in my current car loan after i trade it in. By doing this the only payment a month i will have is the $8000 loan i am requesting. I am trying to get my debt and credit together so i can move and head back over to school.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,609.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364941

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364941	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364941. Member loan 364941 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	6.82%
Length of employment:	n/a	Location:	Anchorage, AK

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

This amount should get me set up for a few months. I am a lawyer by training but am seeking to branch out into related business and M&A consulting. I am looking forward to seeing how this "social" lending market works. I aim to pay off the loan early (interest is high), but want to make sure I have enough cash on hand. It is a tough lending environment out there for me (even with decent credit and income), but I would be an excellent risk for you.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364944

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364944	$16,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364944. Member loan 364944 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,265 / month
Current employer:	Health Net	Debt-to-income ratio:	19.13%
Length of employment:	6 years 1 month	Location:	San Diego, CA

Home town:	Woodland
Current & past employers:	Health Net, First Health, Nugget Markets
Education:	Strayer University at Washington, DC, MTI College of Business and Technology, Kaplan University, American River College

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off my higher interest credit cards.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	67
Revolving Credit Balance:	$55,188.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364974

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364974	$6,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364974. Member loan 364974 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	U-Haul International	Debt-to-income ratio:	14.34%
Length of employment:	8 years	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	U-Haul International, US Airways Group, Arizona State University
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

This loan has been relisted with a lower amount of request money in order to achieve a lower interest rate. Thank you! Furthersite LLC (furthersite.com) operates in Phoenix, AZ but has slowly gained a substantial client base in Tucson, AZ. It has become necessary to open an office in Tucson to meet with clients and house employees. This loan is to cover the expenses involved with our new office. The money will help cover the initial build out costs, furniture, and computer equipment. Please let me know if you have any questions!

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$178.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365003

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365003	$13,750	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365003. Member loan 365003 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Unit5 Design	Debt-to-income ratio:	20.67%
Length of employment:	2 years 8 months	Location:	Silver Spring, MD

Home town:
Current & past employers:	Unit5 Design, National Air Traffic Controllers Association, AFL-CIO, American Zoo & Aquarium Association
Education:	Salisbury University, Ithaca College

This borrower member posted the following loan description, which has not been verified:

100% of this loan will go directly to paying off my credit card debt, largely incurred by medical bills. A career change in 2005 to an industry where health coverage is not provided and a pre-existing condition that means I'm not eligible for affordable individual coverage has meant I've paid all of my medical bills out of pocket -- which for a while meant putting them on my credit cards. The medical bills have pushed me to the edge of my credit limits, and a couple of poorly planned internet payments on my part has increased a couple of my interest rates (I ALWAYS schedule payments in advance, but occasionally a Monday bank holiday would push my payment 1 day past its due date, and I wouldn't notice until I received my statement). I've negotiated reduced rates for a couple of these cards, but I'd rather pay them all off now, so that I can stop living in fear that I won't be able to pay these off as I have been, and will therefore never be debt-free. I have carefully planned ahead and this loan would allow me to pay the amount I currently pay monthly in combined credit payments, but instead of it going largely to interest, I can make a bigger dent in the principal each month. I am employed full-time on a contract with the fed. government (non-partisan, so the election does not affect the security of my job), I also take as many additional freelance projects as possible to supplement my income. All cards associated with these accounts have been destroyed and I buy nothing on credit anymore, with the exception of 2 store-based cards which I pay in full every time I incur a balance. I plan to, if the change in administration makes it possible, purchase health coverage in 2009 that will decrease my overall cost-of-living, and allow me to put more money toward this loan. Thank you sincerely in advance for your help.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,174.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365014

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365014	$8,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365014. Member loan 365014 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,395 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	14.84%
Length of employment:	15 years	Location:	Golden, CO

Home town:	Denver
Current & past employers:	US Postal Service (USPS)
Education:	Community College of Denver North Campus

This borrower member posted the following loan description, which has not been verified:

My wife and I originally budgeted 18K for the septic system and drain field for our small (600 sq ft.) cabin where we live. It would've been enough except for the fact the county Inspector won't allow the material removed from the hole to be reused. Bottom line is we need approx. $4650 to have roughly 100 cubic yards of fill to be trucked in... and probably another $5K to have the blasted material hauled off. It is truly becoming a money pit. So I am asking for $8,000. We are in the mountains of Coal Creek Canyon in Golden, Colorado. The weather has been cooperating so far but we need to get the hole closed up before we get a lot of snow. This is our dream house and we will do what we have to keep it viable. Thanks for your interest.-Mark.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,589.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365044

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365044	$6,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365044. Member loan 365044 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	amc theaters	Debt-to-income ratio:	6.27%
Length of employment:	8 years 4 months	Location:	daly city, CA

Home town:
Current & past employers:	amc theaters
Education:	West Coast University

This borrower member posted the following loan description, which has not been verified:

to help a family friend get a loan for school

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	43
Revolving Credit Balance:	$3,289.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365045

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365045	$12,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365045. Member loan 365045 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,124 / month
Current employer:	North American Mission Board	Debt-to-income ratio:	23.61%
Length of employment:	20 years	Location:	Canton, GA

Home town:	Ft. Worth
Current & past employers:	North American Mission Board
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

$8,000 of the $12,000 will be used to consolidate debt which will improve my cash flow by $170/month, even after the new $12K loan. The remaining amount will assist my daughter who has been abandoned by her husband and is now living with us and her three kids. Amount will specifically be used to pay legal fees, taxes and provide some Christmas funds.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,417.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365085	$3,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365085. Member loan 365085 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	state farm insurance	Debt-to-income ratio:	15.84%
Length of employment:	1 month	Location:	SAN ANTONIO, TX

Home town:	san antonio
Current & past employers:	state farm insurance
Education:	SUNY College at Buffalo

This borrower member posted the following loan description, which has not been verified:

to take care of debts.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,964.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365199	$25,000	17.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365199. Member loan 365199 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Workers Compensation Fund	Debt-to-income ratio:	3.94%
Length of employment:	11 years 11 months	Location:	Sandy, UT

Home town:	Cleveland
Current & past employers:	Workers Compensation Fund
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

My wife and I owned a business and accumalated some debts. We sold the business but didn't make enough to pay off the debts. We're making the payments but can't get out - mostly because the interest rates on the AMEX credit card we have are so high. We're trying to get a better rate so that we can pay off that debt quicker. I have worked at my current employer for almost 12 years. It is a very stable company with lots of assets. I am on the management team within the IT department. I am very responsible with my debts and pay on time. Thanks for reading.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	9
Revolving Credit Balance:	$31,852.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365203

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365203	$8,500	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365203. Member loan 365203 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	10.10%
Length of employment:	3 years	Location:	CAPE CORAL, FL

Home town:	NEW BEDFORD
Current & past employers:	US Postal Service (USPS), SUN COUNTRY REALTY OF FL INC.
Education:	NORTHWOOD UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

hello i am inquiring about a personal loan of $8500 to consolidate my credit card debt. times are tough & by doing this i will get a lower rate with a personal loan then my cards. this way i am actually pay them off / making a dent in a 36 month period. i have a steady job at the united states post office. the hours have been cut but i am barely scrapping by---i need help. thank you

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	34	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,787.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365208

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365208	$5,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365208. Member loan 365208 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	n/a	Debt-to-income ratio:	9.03%
Length of employment:	n/a	Location:	Jacksonville, FL

Home town:	Daphne
Current & past employers:
Education:	The University of Alabama

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for expenses my fiancee will encounter in planning and paying for our wedding. We have a substantial amount saved for the wedding, and this will help with immediate costs for the wedding and with moving costs involved in moving to a new home.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,026.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365220

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365220	$8,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365220. Member loan 365220 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Brown Shoe Company	Debt-to-income ratio:	8.22%
Length of employment:	9 months	Location:	St. Louis, MO

Home town:	Brooklyn
Current & past employers:	Brown Shoe Company, The Limited Brands, Club Monaco, Aeropostale, Ann Taylor Stores
Education:	SUNY at Fredonia

This borrower member posted the following loan description, which has not been verified:

I promised to help my sister complete the renovation of the studio apartment she put aside for me in her house. She agreed to pay for some of the costs and this is my part. The improvement to the house will increase its value by approximately $35K and she will get a HELOC to give me the money to pay off the club loan, while I just make the repayments to her. I am a very responsible adult with a great paying job and can easily make the monthly payments until I pay off the loan in full (estimating 12 months or less).

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	70
Revolving Credit Balance:	$13,081.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 365221

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365221	$18,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365221. Member loan 365221 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	ERA Besmatch RE	Debt-to-income ratio:	8.26%
Length of employment:	24 years	Location:	Bronx, NY

Home town:
Current & past employers:	ERA Besmatch RE
Education:	City College of New York

This borrower member posted the following loan description, which has not been verified:

Temporary loan to complete a Business Project

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,764.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365239

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365239	$24,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365239. Member loan 365239 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	self	Debt-to-income ratio:	6.24%
Length of employment:	4 years	Location:	deerfield beach, FL

Home town:	miami
Current & past employers:	self
Education:	insurance broker 46 states

This borrower member posted the following loan description, which has not been verified:

This loan is for working capital. I am not looking to borrow capital to get started in a new business.This money will be used to open a business independently .I have already proven this formula works .I am looking to implement the same foundation in which I have been very successful for the last 4 years. The only difference is this time I want to make myself /partner wealthy instead of business owners I work for.Over the course of many years I encountered companies that I work for always seem to benefit from the fruits of my labor more than myself. I am License Insurance Professional/ National Broker in 46 states specializing in Health,Life, and Annuities with a proven track record of success. I Ranked #1 for last 4 years running in my field with my former company.They employed over 200 agents. I Ranked in the top 5% of the entire country for my efforts. I have built relationships in the industry based on my own personal dedication and great work ethic. I am in a highly regulated industry that requires me to have full back round checks,finger printing,and allows no legal violations, Liens and/or Bankruptcies. I am highly respected with several fortunes 500 companies such as United Health Care,Humana, Aetna and a variety of top carriers for my production and overall performance. The money being lent is to provide myself with the opportunity spread my wings and open a business of my own .Getting away organizations that limit my financial freedom and decide based on greed factors what my talents are worth, never looking out for my best interest. My business proposal includes marketing strategies,recruiting, and building a solid foundation for those that desire the same financial goals . I am open to either borrowing the money or offering a percentage/ partnership in return.My business proposal will be available for those require more details to feel comfortable with their investment.As the business grows additional capital may be volunteered by the investor to grow the organization to even greater numbers/returns. I sincerely appreciate all of the lenders time. I have hopes to provide myself with the one fair chance in business I truly believe we all deserve. Thanks Again

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,936.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365252	$25,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365252. Member loan 365252 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,833 / month
Current employer:	SMG Inc	Debt-to-income ratio:	24.84%
Length of employment:	17 years 3 months	Location:	Reno, NV

Home town:	Reno
Current & past employers:	SMG Inc
Education:	Butler University

This borrower member posted the following loan description, which has not been verified:

Need to pay off credit card with higher interest rate.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$199,850.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365326	$12,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365326. Member loan 365326 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.55%
Length of employment:	n/a	Location:	South Pasadena, CA

Home town:	South Pasadena
Current & past employers:	Morgan Stanley
Education:	Georgetown, Harvard, UC Santa Barbara

This borrower member posted the following loan description, which has not been verified:

I have credit card debt on 2 credit cards that I want to pay off. I usually pay off my credit card debt every month, but there were some expenses that I had to put on my credit cards that I couldn't immediately pay off - these were mainly relocation expenses after I graduated from graduate school on the East Coast and moved out to California. Thanks in advance!

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1968	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,887.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365335

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365335	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365335. Member loan 365335 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Hartford Board of Education	Debt-to-income ratio:	0.45%
Length of employment:	4 years 5 months	Location:	Hartford, CT

Home town:	San Francisco
Current & past employers:	Hartford Board of Education, Columbia Board of Education, Torrington Board of Education
Education:	San Francisco State University, Central Connecticut State University, University of Connecticut

This borrower member posted the following loan description, which has not been verified:

waterproof/renovate basement renovate two bathrooms

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	34
Revolving Credit Balance:	$755.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365338

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365338	$2,800	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365338. Member loan 365338 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	McKinsey & Company	Debt-to-income ratio:	11.62%
Length of employment:	1 year 1 month	Location:	Brookline, MA

Home town:	Augusta
Current & past employers:	McKinsey & Company, The Wharton School, University of Pennsylvania
Education:	Denison University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to help pay off my corporate American Express card in full as I have had to use this for personal expenses recently. I've had to use this card for personal reasons as I do not currently have another credit card with a high limit. I am currently enrolled in a debt consolidation plan (for over a year now) and with no other credit cards, have had to resort to use my Amex card for some unexpected costs. Once this payment is made, I plan to use my card ONLY for work expenses.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,219.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365341

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365341	$20,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365341. Member loan 365341 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	U.S. Bank	Debt-to-income ratio:	7.66%
Length of employment:	1 year 9 months	Location:	Saint Paul, MN

Home town:	Grand Rapids
Current & past employers:	U.S. Bank
Education:	Metropolitan State University, Itasca Community College

This borrower member posted the following loan description, which has not been verified:

To pay off credit cards high balances as a result of a divorce being final in August '07, a $5800 out of pocket medical expense due to surgery in June '08. My credit score has slipped from 740 to 677 in the past year due to the aforementioned.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	78
Revolving Credit Balance:	$15,565.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365342

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365342	$12,250	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365342. Member loan 365342 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Colonial Physical Therapy	Debt-to-income ratio:	13.28%
Length of employment:	6 months	Location:	parlin, NJ

Home town:	new brunswick
Current & past employers:	Colonial Physical Therapy
Education:	middlesex county college

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt and also pay for school.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365344	$25,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365344. Member loan 365344 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	State of Co	Debt-to-income ratio:	10.20%
Length of employment:	2 years	Location:	Buena Vista, CO

Home town:	Gainesville
Current & past employers:	State of Co, Ozark/TWA Airlines
Education:	Drury University

This borrower member posted the following loan description, which has not been verified:

Consolidate credit cards used to purchase fixtures for new home, i.e., sears, home depot, etc. I am in the final process of closing my new home loan, construction to perm. Home value per appraisal $480k-perm loan $417k.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,601.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365355

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365355	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365355. Member loan 365355 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	bdconstruction	Debt-to-income ratio:	23.88%
Length of employment:	11 years 11 months	Location:	minneapolis, MN

Home town:	spooner
Current & past employers:	bdconstruction, city of minneapolis
Education:	u of minn

This borrower member posted the following loan description, which has not been verified:

ongoing business needs to expand

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,103.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365356	$17,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365356. Member loan 365356 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	CashNetUSA	Debt-to-income ratio:	11.47%
Length of employment:	3 months	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	CashNetUSA
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

I got a couple of credit cards that I'm paying too much interest on. This loan would pay those off and help me sleep a lot easier at night.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	67
Revolving Credit Balance:	$17,565.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365366

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365366	$7,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365366. Member loan 365366 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,830 / month
Current employer:	n/a	Debt-to-income ratio:	13.77%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Need $7000 loan to get rid of credit card at a high rate. Currently, paying 19.99APR. Credit card account will be closed upon payment. Looking forward to having one consistant payment. Stable financial background, credit history, employment.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	32
Revolving Credit Balance:	$21,159.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365415	$6,150	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365415. Member loan 365415 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Social Security	Debt-to-income ratio:	9.63%
Length of employment:	3 years	Location:	Nevada City, CA

Home town:	Chicago
Current & past employers:	Social Security, Schlumberger Ltd.
Education:	San Jose State University, Sierra College

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to for dental work that is necessary. Any left-over funds will be used to pay credit card debt.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,949.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365440

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365440	$7,500	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365440. Member loan 365440 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	self Employed	Debt-to-income ratio:	10.80%
Length of employment:	14 years	Location:	flint, TX

Home town:	tyler
Current & past employers:	self Employed, BMP Design, al Hafenr owner
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$15,627.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365452

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365452	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365452. Member loan 365452 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,275 / month
Current employer:	sky inc	Debt-to-income ratio:	19.78%
Length of employment:	6 years 6 months	Location:	alexandria, VA

Home town:
Current & past employers:	sky inc
Education:

This borrower member posted the following loan description, which has not been verified:

SKY DECOR has been in business serving the Washington D.C. metropolitan market for 27 years. We are a family owned and operated service business targeting upscale homes and interior decorators. Our family owns four commercial property in our little shopping center. And we do not have any debt on these properties. The four properties are worth approximately $2 million together. The winter season is busy but tight working capital season for us. We usually catch up in the Spring. However, the real-estate property collateralized business loans carry a high interest rate and require a personal guaranty anyway. We thought this peer to peer lending may be a lower interest rate solution. Our website is SKYHOMEDECOR.com - we are in the process of adding more information.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	17	Months Since Last Delinquency:	4
Revolving Credit Balance:	$207,511.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365462	$4,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365462. Member loan 365462 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	United States Postal Services	Debt-to-income ratio:	10.31%
Length of employment:	14 years	Location:	marianna, AR

Home town:	West Memphis/ Marianna
Current & past employers:	United States Postal Services, Lee County School District
Education:	University of Arkansas at Pine Bluff

This borrower member posted the following loan description, which has not been verified:

i am requesting this loan for personal reasons and i agree to the terms that are listed in the agreement i have read

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	25	Months Since Last Delinquency:	11
Revolving Credit Balance:	$3,608.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365474	$4,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365474. Member loan 365474 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,839 / month
Current employer:	Pilot Catastrophe Services Inc.	Debt-to-income ratio:	5.07%
Length of employment:	3 months	Location:	Lake Mary, FL

Home town:	Wendell
Current & past employers:	Pilot Catastrophe Services Inc., Ocean State Events Services, Inc., Seminole Power Sports, Self-Employed
Education:	University of North Carolina at Greensboro

This borrower member posted the following loan description, which has not been verified:

I have recently had my truck and motorcycle break down, for which repairs cost almost $2000. On top of that my cat was recently diagnosed as diabetic, and the vet bills and prescription costs are well over $700 and growing. I really just need some extra money since these things came up at this time, to help me get through the holiday season, then I should have no problem paying off the loan in full. All these extra expenses just popped up at a bad time for me.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	71
Revolving Credit Balance:	$11,840.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365481

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365481	$4,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365481. Member loan 365481 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,683 / month
Current employer:	Good Temps	Debt-to-income ratio:	14.06%
Length of employment:	6 months	Location:	Bronx, NY

Home town:	Bronx
Current & past employers:	Good Temps
Education:	Fashion Institute of Technology (FIT)

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan in the amount of $4000. I am starting an online children's boutique and need the funds to start the website. The children's market even with the economy downturn has not been heavily affected. Online sales has increased drastically over the last few years. The Holiday's are rapidly approaching and this website can fill a niche. I have a passion for fashion and truly believe in my company. I am inspired by my partners 2 year old daughter who is always fashionably dressed. She is a single mother and cannot contribute financially to help start the business. I already currently have the contacts to start sales off with a boom. I am connected with numerous celebrity stylist across the US who for this Holiday season are shopping for their clients kids. My partner is a Marketing guru with very strong contacts in PR. This boutique is a place to find fashionable kids clothing and accessories with all of your top name brands. I have a very strong business plan with a 3 year plan. I have a marketing strategy including email marketing, Direct mail marketing, Public relations, joining corporate events and children fundraisers. I am asking for your help to make my dream come true. With your financial help and my contacts, motivation and devotion to this company it will be a long term success. Thank you in advance for your help, it is very much appreciated.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,266.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365487

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365487	$23,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365487. Member loan 365487 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	CLINICAL PATHOLOGY LABORATORIES	Debt-to-income ratio:	22.77%
Length of employment:	11 months	Location:	CENTREVILLE, VA

Home town:	BUCYRUS
Current & past employers:	CLINICAL PATHOLOGY LABORATORIES, CLINICAL PATHOLOGY LABORATORIES
Education:	Shippensburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I WOULD LIKE TO GET A PERSONAL LOAN TO CONSOLIDATE 2 OF MY DEBTS.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,716.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 365491

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365491	$6,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365491. Member loan 365491 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Cushing Schools/Tulsa World	Debt-to-income ratio:	13.42%
Length of employment:	8 years	Location:	Drumright, OK

Home town:	Kansas City
Current & past employers:	Cushing Schools/Tulsa World
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Daughter turns 16 in January. The car we had planned to give to her has blown the engine. The loan is to replace the engine and consolidate bills.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	26
Revolving Credit Balance:	$29,258.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365515	$8,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365515. Member loan 365515 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	20.75%
Length of employment:	14 years	Location:	SHAWNEE, KS

Home town:	Detroit
Current & past employers:	United Parcel Service, Best Buy Co. Inc.
Education:	Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

My lease is about to expire and I would like to get a home instead of renewing my lease. I've been searching around the Kansas City area and I've found a house that I really like but it cost $8,500 more then the amount of cash I have saved up. I've considered getting a mortgage but the amount of funds I need is too small so I figured a personal loan would better suit my needs. If I do renew my current lease; my monthly rent would be $700 a month and total $8400 after the 12 months. I would rather get a house and start building equity. Thanks for reading. Frank

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,496.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365519

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365519	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365519. Member loan 365519 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Shermco Inc.	Debt-to-income ratio:	12.80%
Length of employment:	2 years 6 months	Location:	Waco, TX

Home town:	Arlington
Current & past employers:	Shermco Inc., Sutton Frost Cary LLP Certified Public Accountants
Education:	The University of Texas at Arlington, Texas State Technical College-Waco

This borrower member posted the following loan description, which has not been verified:

We are trying to consolidate and finance part of our debt as well as finance current out-of-pocket expenses to get us to graduation. We cannot take out any more school loans. We are both finishing up college next year and have started our career jobs as of over a year ago. We had some debt that we've accumulated in the past while attending school full-time. Javier has been going to school and working full-time for the past four years. We intend on paying off this loan by the end of 2009. We both graduate in May and anticipate our income increasing dramatically.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,792.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365526

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365526	$14,400	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365526. Member loan 365526 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,230 / month
Current employer:	Na Enterprises	Debt-to-income ratio:	3.21%
Length of employment:	3 years	Location:	Long Beach, CA

Home town:	Redlands
Current & past employers:	Na Enterprises
Education:	LBSU

This borrower member posted the following loan description, which has not been verified:

Other/ Building Credit

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,581.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365566	$17,600	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365566. Member loan 365566 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sharyland I.S.D.	Debt-to-income ratio:	12.14%
Length of employment:	24 years 6 months	Location:	Mission, TX

Home town:	Mission
Current & past employers:	Sharyland I.S.D.
Education:	University of Texas/Pan American, Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Used savings set asided for property taxes to pay outrageous monthly electricity and gas bill. Would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	46
Revolving Credit Balance:	$18,734.00	Public Records On File:	1
Revolving Line Utilization:	62.00%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365580

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365580	$20,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365580. Member loan 365580 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	self employed	Debt-to-income ratio:	17.47%
Length of employment:	6 years	Location:	Citrus Heights, CA

Home town:	kazatin
Current & past employers:	self employed
Education:	American River College

This borrower member posted the following loan description, which has not been verified:

Hello. i have just started a business in the auto industry as a used car dealer and is in need of money to get started with. I am in the final process of getting my new dealers license and will soon need some capital to start with. I am very experienced in auto buying and selling and will have great success in this business with extra help to more capital. Thank you.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,548.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365595

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365595	$1,800	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365595. Member loan 365595 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,037 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	22.28%
Length of employment:	2 years 3 months	Location:	Alabaster, AL

Home town:	Bedford
Current & past employers:	United States Marine Corps
Education:	Cisco Systems Networking School, 29 Palms Marine Corps Communications School

This borrower member posted the following loan description, which has not been verified:

Requesting loan to cover for personal expenses incurred this holiday season and for gifts for my fiance and her parents.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,842.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365618	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365618. Member loan 365618 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Mc of A	Debt-to-income ratio:	1.49%
Length of employment:	11 months	Location:	Clarksville, TX

Home town:	Windsor
Current & past employers:	Mc of A, Queen City Metals, Mckenzie Tank Lines
Education:	St. Augustine College

This borrower member posted the following loan description, which has not been verified:

I have been a truck driver for 11 years now driving for various companies. My goal is to purchase a truck of my own and lease on to Panter II, which is an expediting company. The goal is becoming an independent contractor, whom will someday own his own fleet of trucks running commercial freight. This is one of those situatuions in which failure is obselete. This is an investment in which I will make money. I have already been approved to come aboard with this company as an independent contractor, but as of yet been approved for a loan to purchase a truck. I would greatly appreciate it, if you will take the time to carefully review my apllication, and hopefully help me with this matter. Cedric Johnson

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	15
Revolving Credit Balance:	$2,308.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365632

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365632	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365632. Member loan 365632 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$20,333 / month
Current employer:	Loehmann's	Debt-to-income ratio:	20.01%
Length of employment:	6 months	Location:	New York, NY

Home town:	Oceanside
Current & past employers:	Loehmann's, Retail Ventures
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

I'm buried in high-interest credit card debt and need to get a breather from that. My thought is that if I can consolidate with a lower rate, then I can use the savings to begin a paydown program before things get out of hand.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,179.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365644	$22,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365644. Member loan 365644 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,000 / month
Current employer:	Sysco Foods Dallas	Debt-to-income ratio:	8.70%
Length of employment:	24 years	Location:	Richardson, TX

Home town:	Albequerque
Current & past employers:	Sysco Foods Dallas, Capistrono's, Club Corp.
Education:	El Centro Junior College

This borrower member posted the following loan description, which has not been verified:

Lan to consolidate remaining debt to one monthy payment

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	9
Revolving Credit Balance:	$17,669.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365649

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365649	$18,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365649. Member loan 365649 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	AT&T	Debt-to-income ratio:	4.87%
Length of employment:	11 years 6 months	Location:	El Paso, TX

Home town:	El Paso
Current & past employers:	AT&T, Texas Department of Human Services
Education:	University of Central Texas

This borrower member posted the following loan description, which has not been verified:

Consolidate existing credit cards to one simple payment at lower rate

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	49
Revolving Credit Balance:	$26,536.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365652

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365652	$7,475	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365652. Member loan 365652 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,863 / month
Current employer:	Sunrise Senior Living	Debt-to-income ratio:	15.51%
Length of employment:	6 years	Location:	Bellevue, WA

Home town:
Current & past employers:	Sunrise Senior Living
Education:	University of Santo Tomas

This borrower member posted the following loan description, which has not been verified:

To consolidate high rate credit cards

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,689.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365662

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365662	$7,750	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365662. Member loan 365662 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	Self Employed	Debt-to-income ratio:	21.48%
Length of employment:	2 years 3 months	Location:	Bloomfield Hills, MI

Home town:	Detroit
Current & past employers:	Self Employed, Fashion Institute of Technology
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

This request is being made to secure funding for an expansion of our 1-800-GOT-JUNK? franchise in southeast Michigan. Our business is one of 274 franchise partners across the US and Australia with its headquarters based in Vancouver, Canada. We offer full service junk removal and home and office cleanouts. Our business is 25% commercial and 75% residential and we service Macomb County communities and all five Grosse Pointe communities. These communities are exclusive to our franchise; we need to expand our territory size to increase revenue. The opportunity exists to purchase additional territory that is contiguous to our existing franchise territory. This additional territory would enable us to service more clients.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1981	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,856.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 365663

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365663	$21,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365663. Member loan 365663 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Pasadena Ice Skating Center	Debt-to-income ratio:	5.19%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:	Lakenheath
Current & past employers:	Pasadena Ice Skating Center, VSC Sports Enterprises, Inc, VSC Sports, Inc.
Education:	Los Angeles City College, El Camino College Torrance, College of Marin, CEI

This borrower member posted the following loan description, which has not been verified:

Working diligently to become debt within 18 months or less. I have cut up my cc cards and paying down at $1K+ mo, but interest on 5 cards amounts to $300+ mo combined and would like to get that significantly lower.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	58
Revolving Credit Balance:	$15,005.00	Public Records On File:	1
Revolving Line Utilization:	64.10%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365679

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365679	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365679. Member loan 365679 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Self Employed	Debt-to-income ratio:	13.69%
Length of employment:	2 years	Location:	Grand Rapids, MI

Home town:	Saginaw
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I am looking for a business loan to grow an already successful company. In the two years that my partner and I have been in business, we have grown Tradesmen Supply into a successful company. We specialize in selling Pex plumbing products to contractors and homeowners. Pex is an emerging product that replaces copper pipes in plumbing applications. Copper has tripled in value over the last few years and the majority of new construction projects are using Pex to save on material and installation costs. It is also used in radiant (in-floor) heat and outdoor wood boilers, which are becoming very popular as the cost of energy rises. Tradesmen Supply has had great success selling products online. We got our start on eBay (seller ID: Snailshellharbor) and have quickly become the largest seller in our category by offering high quality prices and excellent customer service. Through eBay we have acquired many repeat customers that now order direct. In addition, our products are available at select Ace Hardware stores. We plan to launch our website soon and need more capital to purchase inventory so we can offer a full range of products to our customers. Thank you for your interest! Chad

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	52
Revolving Credit Balance:	$17,591.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 365683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365683	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365683. Member loan 365683 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	IBM	Debt-to-income ratio:	9.10%
Length of employment:	15 years	Location:	MARIETTA, GA

Home town:	MARIETTA
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

New Master Bathroom

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,136.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365712

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365712	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365712. Member loan 365712 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	PRJ Marketing Inc	Debt-to-income ratio:	4.59%
Length of employment:	3 years 2 months	Location:	Pleasant Grove, UT

Home town:	Rexburg
Current & past employers:	PRJ Marketing Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am purchasing a vending machine business. I am investing 50k of my own money and need another 25,000. The business has 80+ machines(snack, soda, ice cream) in place at businesses. Last year the gross sales were 183k, gross profits approx 95k.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,513.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365714

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365714	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365714. Member loan 365714 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	The Dannon Company	Debt-to-income ratio:	10.63%
Length of employment:	10 years	Location:	WEST JORDAN, UT

Home town:	Salt Lake City
Current & past employers:	The Dannon Company
Education:	Salt Lake Committe College

This borrower member posted the following loan description, which has not been verified:

I am in debt of about the said amount and would like to get out of it and once done have more money for everything.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$14,761.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365741

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365741	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365741. Member loan 365741 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	HOMES Inc.	Debt-to-income ratio:	23.69%
Length of employment:	1 year 3 months	Location:	Virginia, MN

Home town:	Virginia
Current & past employers:	HOMES Inc., Ferrellgas Partners, YMCA
Education:	Bemidji State University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan for $15,000. I have recently bought a house and took out a loan from Citifinancial to consolidate some credit card debt. The loan is at 19% and I would like to get something at a lower interest rate and a lower payment per month to get my debt to income ratio more in line along with allowing me to get my debts paid off sooner. In the future, I can use equity in my home to avoid paying for big ticket home repairs or appliance replacement with credit cards. I am not interested in adding debt but rather eliminating it. I am not behind on payments at this time and have not been for over a year. I have been employed at the same job in Human Services program management for over 3 years. I am raising a 7 year old boy as well and want to consolidate my expenses and get things paid off in order to prepare for his future as well as mine.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	42
Revolving Credit Balance:	$147.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365781	$14,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365781. Member loan 365781 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Aqua Clean Environmental Inc	Debt-to-income ratio:	20.68%
Length of employment:	4 years	Location:	LAKELAND, FL

Home town:	Houston
Current & past employers:	Aqua Clean Environmental Inc, CF Industries, Inc
Education:	Florida Southern College

This borrower member posted the following loan description, which has not been verified:

Want to consolidate 4 existing debts

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,062.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365792

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365792	$25,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365792. Member loan 365792 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$32,500 / month
Current employer:	Self	Debt-to-income ratio:	15.68%
Length of employment:	18 years	Location:	Las Vegas, NV

Home town:	Santa Ana
Current & past employers:	Self, Gymboree / Owner
Education:

This borrower member posted the following loan description, which has not been verified:

Want to pay off past due taxes for business. Cash flow has been good but not enough to pay for prior accounting mistake regarding taxes (2 quarters of 941's). We are now enrolled with Paychex and they make appropriate deposits. Prior manager of the restaurant made mistakes and we have now taken over management. Web site is www.mezzobistro.com. The restaurant is very popular because of quality and pricing. Opened in January 2008 and has grossed over $75,000. per month since with August going over $100,000.00.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,217.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365800

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365800	$5,600	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365800. Member loan 365800 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	GM retired / Novatron	Debt-to-income ratio:	4.36%
Length of employment:	1 year 1 month	Location:	Warren, MI

Home town:	Jonesville
Current & past employers:	GM retired / Novatron, Novatron Corp
Education:	college / technical relating training

This borrower member posted the following loan description, which has not been verified:

I am retired but over the last two years I have had to use credit cards to help my children and their families. I helped one prevent foreclosure, I help another one prevent repossession of auto, and I helped my third one pay for medical attention. Even though I am retired, I have had to go back to work full time at a fraction of what I used to make to help my family and to pay for the credit cards I used to make up the difference between what they needed and what I make. I also have guardianship of my grand-daughter that is 15 and in high school, that lives with me and I am her only means of support. Now that my children are doing ok, I need a little help to get rid of the high interest credit card debt, so that I can concentrate on raising my grand-daughter in a comfortable fashion and prepare to send her to college

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,788.00	Public Records On File:	1
Revolving Line Utilization:	26.70%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 365809

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365809	$2,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365809. Member loan 365809 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Retired	Debt-to-income ratio:	17.59%
Length of employment:	11 years	Location:	Corvallis, OR

Home town:	Duluth
Current & past employers:	Retired
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay for a set of 6 tires for my motor home. I don't want to sell stock at this time. I have already paid for the tires on my credit card. I will use the loan to pay off my credit card.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	62
Revolving Credit Balance:	$406.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365813

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365813	$16,750	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365813. Member loan 365813 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Self-Employed	Debt-to-income ratio:	22.15%
Length of employment:	n/a	Location:	Houston, TX

Home town:	Gilroy
Current & past employers:	Self-Employed
Education:	University of Houston-System Administration, Houston Community College System

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate five credit cards to one monthly payment with a lower rate. Once, these cards are paid off in full I will close each credit card account. I am able to make the monthly payments on these accounts, but would prefer one payment with a lower rate. Plus, I would rather make my monthly payments to the LendingClub-a company who helps others out-instead of making payments to the big banks.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	25	Months Since Last Delinquency:	20
Revolving Credit Balance:	$19,210.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365818

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365818	$18,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365818. Member loan 365818 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,280 / month
Current employer:	Teksystems	Debt-to-income ratio:	17.90%
Length of employment:	1 year	Location:	San Francisco, CA

Home town:	Boston
Current & past employers:	Teksystems, Aviva Life Insurance
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Hello Everyone, I am looking to solidify my credit position, as well as pad my account with a little extra liquidity. This leads me to Lending Club. I am looking to consolidate debt and decrease my APR on both loans in the process. The initial rate I received a few years ago seem unnecessary given the current state of my credit (fico scores in the 700+ range). So hopefully you will be able to help me achieve true financial fitness. As for my financials: I make ~ $6720/month ($1680/week) Groceries run about $170 a month If I can consolidate these two loans at a better rate, I can successfully begin building a brighter future for myself. -- These are the two loans that I am looking to consolidate with a better rate. -- I currently have a Personal Loan = $480/month (3 years left on it) I also have another personal Loan = $212/month (2 years left on it) ---- Federal College Loans = $142/month Private College Loans = $420/month All other credit cards have been paid in full and closed out. With all my working, I rarely have time to go out, so I am able to save a little bit of money that way. Thank you once again for all your support in fulfilling my dreams.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	72
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365826	$12,250	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365826. Member loan 365826 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	ALPINE ACCESS	Debt-to-income ratio:	17.19%
Length of employment:	4 months	Location:	COLUMBUS, GA

Home town:	Columbus
Current & past employers:	ALPINE ACCESS, SUNTRUST BANK, TSYS BPM INC
Education:	University of Phoenix, Columbus Technical College

This borrower member posted the following loan description, which has not been verified:

There is no entertainment in my town! I would like to obtain funds to start an entertainment promotions company, bringing in musicians, comedians, and theater acts from across the U.S. There are approx. 240,000 in my town (and growing); of that number, roughly 30% or more travel at least 90+ miles to our state capitol for entertainment venues. I know because I currently do it as well! My town need a promotion company, such as mine, that has done the research and knows how to get venues in our area. We have done extensive research on how much it would cost to host a venue and how much could be returned in net profit. The figures listed are close estimates, as each venue will vary. For a weeknight night music concert, most artist charge a fee of around $30k; building rental-6k, security-2k, advertising/tickets-4k, bar-2k--total being approx $44k. Depending on the artist/venue, ticket prices will vary; for most musical shows, price will be $40 and up. Based on the lowest price of $40/ticket and seat capacity of 1600 (not including VIP seating), potential profit is $64k, net profit $20k or greater per show. All venues in my town held on a smaller (1600 seats)scale as this ALWAYS sells out!! We have been in contact with several acts to bring to this area, however, most require at least 50% of their fee upfront, which is why I'm requesting $25k. The hall where shows are to be held will work with the organization to pay half the fee upfront and the rest on the back-end as well. Our company is ready to roll, hosting at least two shows per month, but we need the financing to get it off the ground. I ask that you see this opportunity for the potential it has and give us that step ladder we need to climb the wall of success!

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	59
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365828

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365828	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365828. Member loan 365828 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Commonwealth Properties of Vienna, Inc.	Debt-to-income ratio:	24.06%
Length of employment:	25 years 6 months	Location:	Sterling, VA

Home town:	North Scituate
Current & past employers:	Commonwealth Properties of Vienna, Inc., Riverstone Builders, LLC
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

To borrow money and pay down my credit cards plus pay off the outstanding balance in a shorter period of time than if I paid the credit card company.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$245,737.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365831

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365831	$9,600	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365831. Member loan 365831 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	A H Spann & Assoc-Eastland Columbus, Inc	Debt-to-income ratio:	14.54%
Length of employment:	5 months	Location:	Frankfort, OH

Home town:	Chillicothe
Current & past employers:	A H Spann & Assoc-Eastland Columbus, Inc, Dr. Mark Conner DDS, Dr William Britton DDS
Education:	Ohio University-Chillicothe Campus, Ohio State School of Dentistry

This borrower member posted the following loan description, which has not been verified:

I want to pay all of the proceeds of this loan toward credit cards. Why should I pay interest to the bank when there are individual investors that can make some money. Win, win in my book.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,865.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365850

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365850	$18,250	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365850. Member loan 365850 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	activate	Debt-to-income ratio:	8.72%
Length of employment:	2 months	Location:	Seattle, WA

Home town:	Seattle
Current & past employers:	activate
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off all credit cards and other bills and only have 1 bill

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,339.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 365851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365851	$10,750	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365851. Member loan 365851 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Suram Trading Corp	Debt-to-income ratio:	21.93%
Length of employment:	7 years	Location:	North Bay Village, FL

Home town:	Portland
Current & past employers:	Suram Trading Corp, Northern Trust Bank
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I currently have $15k in debt and the banks that we're bailing out with our US tax dollars are rate jacking their variable rate credit cards. I would like to pay these guys off permanently and have only one payment each month and a fixed rate. With the simplified payment and lower rate I can easily clear the debt in 36 months. I am a solid payer in good standing with all my creditors. I have no late payments with any creditors. In fact, I always pay my bills well before they are due and every loan I have ever had is in excellent standing and/or paid in full and zeroed out. I work for one of Wal-Mart's top suppliers and my employment is stable and secure. I have been with my employer for seven years. I will start my eighth year with them in December. I am available to answer any questions you might have and look forward to doing business with you.

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,977.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365885

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365885	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365885. Member loan 365885 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	US Army	Debt-to-income ratio:	7.94%
Length of employment:	30 years	Location:	Dallas, TX

Home town:	shreveport
Current & past employers:	US Army
Education:	Univeristy Maryland

This borrower member posted the following loan description, which has not been verified:

I will use this money to hep my son get out of dept

A credit bureau reported the following information about this borrower member on November 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1975	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,165.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365919	$2,800	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365919. Member loan 365919 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	Jim Taliaferro CMHC	Debt-to-income ratio:	23.86%
Length of employment:	5 years	Location:	Lawton, OK

Home town:	Lawton
Current & past employers:	Jim Taliaferro CMHC
Education:	Cameron University

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan for a 2nd honeymoon to Chicago so that my husband and I can see a Chicago Bulls game and go to Soldier Field to see where the Chicago Bears play.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365927

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365927	$1,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365927. Member loan 365927 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Ridgewood Preparatory School	Debt-to-income ratio:	24.63%
Length of employment:	1 year 3 months	Location:	New Orleans, LA

Home town:	Stratford
Current & past employers:	Ridgewood Preparatory School, Loyola University - Upward Bound, Loyola University - Writing Across the Curriculum, Crepes a la Cart, New Orleans, LA, Cinemark 16, Somerdale, NJ
Education:	University of the Sciences in Philadelphia, University of New Orleans, Loyola University New Orleans, Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I'm 25 years old and living in New Orleans. I'm asking for a relatively small amount of money to help me take care of my post-Bac tuition for teacher certification and to help me pay off a credit card. I currently work as a private school teacher making very little money with no benefits (about $29,000 a year). I have to pay about $1000 in the coming year for my tuition, and I have to get health insurance ASAP, but it's hard to do so with no financial help from anyone else. My parents can't help me because my mother is permanently disabled and my father took a huge pay cut this year.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,206.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365938

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365938	$4,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365938. Member loan 365938 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	n/a	Debt-to-income ratio:	11.07%
Length of employment:	n/a	Location:	Conway, SC

Home town:	Conway
Current & past employers:	State of South Carolina
Education:	Horry-Georgetown Technical College

This borrower member posted the following loan description, which has not been verified:

I recently closed on my home sale, and going to move back home. The close of my home did not leave me with enough money to get moved home. So I am turning to LendingClub to get some help in meeting the difference, please help!!

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$355.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365939	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365939. Member loan 365939 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Nokia Siemens	Debt-to-income ratio:	13.29%
Length of employment:	22 years 7 months	Location:	Atlanta, GA

Home town:
Current & past employers:	Nokia Siemens, Nokia
Education:

This borrower member posted the following loan description, which has not been verified:

I will need to secure some money as I have been underpaying tax and want to retain good flexibility for Christmas shopping.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,265.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365969	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365969. Member loan 365969 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Lake County School District	Debt-to-income ratio:	16.64%
Length of employment:	6 years	Location:	Leadville, CO

Home town:	Hanford
Current & past employers:	Lake County School District
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

I have credit card debt of about $10,000 with Bank of America. They are charging me a 15.9% interest rate and I am looking for a better rate. I also want an easier way to pay off my debt. I do not always receive my statements on time, and I have not had luck establishing automatic payment through Bank of America.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,738.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363434

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363434	$21,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363434. Member loan 363434 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,252 / month
Current employer:	US Army CERDEC SED	Debt-to-income ratio:	8.42%
Length of employment:	1 year 6 months	Location:	NEW BRUNSWICK, NJ

Home town:	Trenton
Current & past employers:	US Army CERDEC SED
Education:	Rutgers University at New Brunswick/Piscataway, Monmouth University, The Richard Stockton College of New Jersey, Atlantic Cape Community College

This borrower member posted the following loan description, which has not been verified:

Need a loan to consolidate my debt and purchase an engagement ring

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,955.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365761

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365761	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365761. Member loan 365761 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	jenson farms	Debt-to-income ratio:	19.40%
Length of employment:	5 years 6 months	Location:	greenbush, MN

Home town:	greenbush
Current & past employers:	jenson farms, construction engineers
Education:	egf tech college

This borrower member posted the following loan description, which has not been verified:

I currently owe more on a auto loan vs. the value of the vehicle and intend on taking care of that and also paying down a some of my credit card balance before the intrest goes up from 0% to 12.99%.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,387.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365994	$7,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365994. Member loan 365994 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	EG Solutions	Debt-to-income ratio:	6.60%
Length of employment:	3 years	Location:	Acworth, GA

Home town:
Current & past employers:	EG Solutions
Education:	GA Tech

This borrower member posted the following loan description, which has not been verified:

Hi All, Thanks for looking, please refer to my debt to income ratio. I am getting married late next year and trying to quickly consolidate my debt to pay it off as quick as possible. Besides my cellphone bill and credit cards I have no other liability. I moved back in with my parents to save up money, I own my car outright, and just want to get rid of my college mistakes and make it right. I really appreciate any help you can give! Thanks!

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,652.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365998

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365998	$15,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365998. Member loan 365998 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,689 / month
Current employer:	Internal Revenue Service (IRS)	Debt-to-income ratio:	16.91%
Length of employment:	18 years 11 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Internal Revenue Service (IRS)
Education:

This borrower member posted the following loan description, which has not been verified:

I have no problem making payments, as I have a secure government job with a decent salary, but I would like to consolidate my credit card debt into one fixed rate loan payment.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,590.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366003

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366003	$12,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366003. Member loan 366003 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Self/ Ameriprise financial	Debt-to-income ratio:	14.47%
Length of employment:	9 years 4 months	Location:	Paramus, NJ

Home town:	Far Rockaway
Current & past employers:	Self/ Ameriprise financial
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

I would like to retire my existing higher interest credit lines and also increase my marketing & advertising budget for 2009.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,053.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366035

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366035	$25,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366035. Member loan 366035 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Busy B's Financial Services	Debt-to-income ratio:	24.85%
Length of employment:	21 years	Location:	Laguna Hills, CA

Home town:	Houston
Current & past employers:	Busy B's Financial Services, California First Bank
Education:	Citrus College

This borrower member posted the following loan description, which has not been verified:

November thru January are normally my slowest times of the year. In the past I have been able to reserve for these months. This year is different. Business has been slow all year. My peak is February thru April. I will use the loan proceeds for operating capital thru January and will be repayment in February from collections of fees charged and have the loan fully repaid by May 1.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1971	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,727.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366050	$3,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366050. Member loan 366050 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Kobe Japanese Restaurant	Debt-to-income ratio:	9.92%
Length of employment:	6 months	Location:	Miami, FL

Home town:
Current & past employers:	Kobe Japanese Restaurant
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I will use this money partially to obtain a car sold to me by a friend. the rest approximately $300 will be used for other car finances (transfer title, tag fee etc).

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366064	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366064. Member loan 366064 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Louisiana State University	Debt-to-income ratio:	1.93%
Length of employment:	8 months	Location:	Crowley, LA

Home town:	Crowley
Current & past employers:	Louisiana State University, IPSC Security, Wright Enrichment
Education:	Louisiana State University-System Office (LSU)

This borrower member posted the following loan description, which has not been verified:

I am an LSU finance student and have acquired a rental house which has stayed occupied nearly continually since I bought it for a steal 4 years ago. The house is quite small, was built very solidly sometime in the 40s I would say (estimate, that is). I rent it out for $450/mo, and have really very little in the way of expenses. I own my truck, have less than $2000 in credit-card debt, live with my parents, have no student loans yet and am not a very consumption-oriented person. I am-however-a very dedicated finance geek. Due to my status as a student, I have only been able to put together a stock portfolio of approximately $5000; it earns about $800/yr currently in dividends, AND IS IN THE BLACK FOR THE YEAR! YES, you read that correctly-my portfolio is actually AHEAD OVER 10% so far this year-despite my beginning in the investing world during the worst crisis in generations. It also yields 10% dividends and is diversified over several industries and types of equity. Some common stock, MLPs, REITS and bonds. What I need this money for is to capitalize on what will likely be one of the greatest opportunities given to my generation by the stock market within our lifetime. I have negligible debt, pay my bills on time, have a secure source of at least $4000/year, and can always simply take out a student loan if I should have any difficulty making payment. I have worked very hard to be able to know opportunities such as this one when they occur. I really wish I had taken out student loans and credit cards this semester-as I would have gladly used them for this-but I did the (quite-literally) "responsible" thing and stayed out of debt-never thought I'd say such a thing in irony. I plan to purchase beaten-down health-care equities paying high dividends and thus hopefully mitigating the cost. I will gladly show you my stock account and rental-house photos, or anything you need or would like to know. I have nothing to hide, I am here asking you to basically help me make a micro-business more profitable by capitalizing on a once in a lifetime opportunity which may pass me by if I am forced to wait for a student loan or credit-card application. This situation is made worse by the fact that my studies cause me to see these things every day and so am basically akin to a carpenter who has every tool he needs......but no nails. As Herodotus said; "The most terrible grief of all human griefs is this; to have knowledge of the truth but no power over the event." You can change all that-help me get started on my dream, and know that you have made a great difference in the life of a humble finance student and practically no risk whatsoever. If this works out well.....you will definitely have quite a large, greatful customer next year. If not, you will still get your money. Plain as that-either I'll use student loans, get a real reverse-mortgage on the house-whatever. This situation is vexing beyond description for me as I see opportunity....but am impotent. Please help me follow my dream-I promise I will be greatful unto death for this-even should it NOT work out and I be forced to take out conventional loans to repay you. Thank you for your time either way. Sincerely, Allen Arledge II

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,842.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 48 dated November 29, 2008